Exhibit 4.2

        [FORM OF FACE OF GLOBAL SECURITY]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ACQUISITION HEREOF, THE HOLDER:

  (1)
  REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

  (2)
  AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (E) TO ANY INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

  (3)
  AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

        The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

LABOR READY, INC.

6.25% Convertible Subordinated Notes due 2007

No.	CUSIP:
Issue Date: , 2002	Principal Amount: $

        LABOR READY, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of [                        dollars ($                        )] on June 15, 2007.

        Interest Payment Dates: June 15 and December 15, commencing December 15, 2002.

        Record Dates: June 1 and December 1.

        Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: , 2002		LABOR READY, INC.
By:
Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.
By	Authorized Signatory
Dated: , 2002

[FORM OF REVERSE OF GLOBAL SECURITY]

6.25% Convertible Subordinated Notes due 2007

        This Security is one of a duly authorized issue of the 6.25% Convertible Subordinated Notes due 2007 (the "Securities") of Labor Ready, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of June 19, 2002 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest

        The Company promises to pay Interest on the principal amount of the Securities at the interest rate of 6.25% (the "Interest Rate") from the date of issuance until repayment in full at June 15, 2007, or until an earlier redemption or repurchase. The Company will pay Interest on this Security semi-annually in arrears on June 15 and December 15 of each year (each, an "interest payment date"), commencing December 15, 2002.

        The Securities shall bear interest from June 19, 2002 until the principal amount thereof is paid or made available for payment, or until such date on which the Securities are converted, redeemed or purchased as provided herein at a rate of 6.25% per annum.

        Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

        If this Security is redeemed or repurchased by the Company on a date that is after the record date and prior to the corresponding interest payment date, interest and Additional Amounts, if any, accrued and unpaid hereon to but not including the applicable Redemption Date or Change of Control Purchase Date, as the case may be, will be paid to the same Holder to whom the Company pays the principal of this Security.

        Interest on Securities converted after a record date but prior to the corresponding interest payment date will be paid to the Holder of the Securities on the record date but, upon conversion, the Holder must pay the Company the interest and Additional Amounts, if any, which have accrued and will be paid on such interest payment date; provided, that no such payment need be made with respect to Securities which will be redeemed by the Company after a record date and prior to the third Business Day after the corresponding interest payment date.

        If the principal amount hereof or any portion of such principal amount or any interest, including Additional Amounts, if any, on any Security is not paid when due (whether upon acceleration pursuant to Section 7.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 5 hereof or the Change of Control Purchase Price pursuant to Section 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the Interest Rate, compounded semi-annually, which interest shall accrue from the date on which such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.    Method of Payment.

        Except as provided below, interest will be paid (i) on the Global Securities to DTC in immediately available funds, (ii) on any definitive Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities; and (iii) on any definitive Securities having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of these Securities.

        At Stated Maturity the Company will pay interest on definitive Securities at the Company's office or agency in New York City, which initially will be the Corporate Trust Office of the Trustee in New York City.

        Principal on definitive Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose, initially the Corporate Trust Office of the Trustee in New York City.

        Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Change of Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.    Paying Agent, Conversion Agent and Registrar.

        Initially, The Bank of New York (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.    Indenture.

        The Securities are general unsecured subordinated obligations of the Company limited to $75,000,000 in aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.    Redemption at the Option of the Company.

        No sinking fund is provided for the Securities. The Securities are not redeemable by the Company prior to June 20, 2005. The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on, or after June 20, 2005 upon not less than 30 nor more than 60 days' notice (the "Redemption Notice") by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid interest, including Additional Amounts, if any, up to the Redemption Date (the "Redemption Price"); provided, that the Current Market Value for the Common Stock equals or exceeds 125% of the Conversion Price in then in effect for at least 20 Trading Days in any consecutive 30 Trading Day period ending on the Trading Day prior to the date of the mailing of the Redemption Notice by the Company. The term "Current Market Value", for any Trading Day, shall mean the Sale Price of the Common Stock, as reported on the New York Stock Exchange or the principal national securities exchange or inter-dealer quotation system on which the Common Stock is then listed, on such Trading Day.

        6.    Purchase By the Company at the Option of the Holder.

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days after the occurrence of a Change of Control of the Company for a Change of Control Purchase Price equal to the principal amount plus accrued and unpaid interest, including Additional Amounts, if any, of such Security on the Change of Control Purchase Date. The Change of Control Purchase Date shall be within 30 days of the Company's delivery of the notice described in the preceding sentence. The Change of Control Purchase Price shall be paid in cash.

        Holders have the right to withdraw any Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

        If cash sufficient to pay the Change of Control Purchase Price of all Securities or portions thereof to be purchased as of the Change of Control Purchase Date, is deposited with the Paying Agent, on the Business Day following the Change of Control Purchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Change of Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Change of Control Purchase Price upon surrender of such Security.

7.    Notice of Redemption.

        Notice of redemption pursuant to Section 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.    Conversion.

        Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.

        A Security in respect of which a Holder has delivered a Change of Control Purchase Notice, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

        The initial Conversion Price is $7.26, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash or a check in lieu of any fractional share of Common Stock.

        To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required by the Indenture.

        No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

        If the Company (i) is a party to a consolidation, merger or binding share exchange, (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.    Subordination of Securities.

        The indebtedness evidenced by the Securities is, to the extent and in the manner provided in Article 5 of the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his or her attorney-in-fact for such purpose.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Additional Amounts, if any) on this Security at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

10.    Denominations; Transfer; Exchange.

        The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11.    Persons Deemed Owners.

        The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.    Unclaimed Money or Securities.

        The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.    Amendment; Waiver.

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture and the Securities may also be amended by the Company and the Trustee, without the consent of any

Holder, in certain circumstances set forth in the Indenture; provided, that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

14.    Defaults and Remedies.

        If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15.    Trustee Dealings with the Company.

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.    No Recourse Against Others.

        A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.    Authentication.

        This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.    Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.    GOVERNING LAW.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

        The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

    LABOR READY, INC.
    1015 A. Street
    Tacoma, Washington 98402
    Attn: Timothy J. Adams
    Facsimile No. (800) 587-9257

20.    Registration Rights.

        The Holders of the Securities are entitled to the benefits of a Resale Registration Rights Agreement, dated as of June 19, 2002, among the Company, Lehman Brothers Inc., Wells Fargo Securities, LLC and Gerard Klauer Mattison & Co., Inc., including the receipt of Additional Amounts upon a registration default (as defined in such agreement).

ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Security, fill in the form below:	To convert this Security into Common Stock of the Company, check the box [ ]
I or we assign and transfer this Security to _________________________________ _________________________________ (Insert assignee's soc. sec. or tax ID no.)	To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):
_________________________________ _________________________________ _________________________________ (Print or type assignee's name, address and zip code)

If you want the stock certificate made out in another person's name fill in the form below:
_________________________________
_________________________________
(Insert the other person's soc. sec. tax ID no.)
and irrevocably appoint
____ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_________________________________
_________________________________
_________________________________
_________________________________
_________________________________
(Print or type other person's name, address and zip code)
Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program
By:	Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security:                         ($                        ).

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian